EXHIBIT 99.1
Jerrold J. Pellizzon                                                                                                           Phil Bourdillon/Gene Heller
Chief Financial Officer                                                                                                     Silverman Heller Associates
(714) 549-0421                                                                                                          (310) 208-2550

CERADYNE, INC. REPORTS FIRST-QUARTER
2009 FINANCIAL RESULTS

Costa Mesa, Calif.–April 28, 2009–Ceradyne, Inc. (Nasdaq: CRDN) today reported lower than anticipated financial results for the first quarter ended March 31, 2009. The Company noted that despite the disappointing first quarter, it currently expects that full-year 2009 results will fall within previously announced guidance regarding sales and earnings per share.

Sales for first-quarter 2009 were $99.8 million, compared with $188.5 million in first-quarter 2008. Net income for first-quarter 2009 decreased to $0.7 million, or $0.03 per fully diluted share, compared to $32.4 million, or $1.18 per fully diluted share, in first-quarter 2008. These results include pre-tax non-cash interest expense of $1.0 million and $0.9 million for the first quarter of 2009 and 2008, respectively, due to the change in accounting for convertible debt which reduced earnings per share by $.02 in each quarter. Fully diluted average shares outstanding for first-quarter 2009 were 26,033,194 compared to 27,406,500 in the same period in 2008.

Gross profit margin was 23.0% of net sales in first-quarter 2009, compared to 37.9% in first-quarter 2008. The provision for income taxes was 39.8% in first-quarter 2009, compared to 36.2% in first-quarter 2008.

New orders for first-quarter 2009 were $150.7 million, compared to $211.8 million for the same period last year. Total order backlog as of March 31, 2009 was $177.2 million, compared to $262.7 million at March 31, 2008.

Joel P. Moskowitz, Ceradyne president and chief executive officer, commented: “Although we had stated and continue to believe that the first quarter of 2009 would be the weakest quarter of the year, nonetheless, we were disappointed in the above reported results and are taking actions to reduce our current operating costs without affecting our future operations, which will be dependent on increasing solar energy related business, new product introductions as well as opportunities in our current business lines, such as military ballistic protection, and newer industrial applications particularly related to oil drilling using our advanced technical ceramics.

“Over the past 15 months, we have reduced our headcount in the United States by approximately 592, or 33%. The bulk of the reductions have been in our California and Kentucky operations, primarily related to military ceramic body armor as well as certain non-defense areas such as automobile/diesel.

“In Europe, where we have seen further reductions in our industrial ceramic business, we have been reducing our costs and will continue to do so throughout 2009. An example of this includes ‘short work weeks’ at ESK Ceramics utilizing German and French government subsidies. We are also in the process of evaluating more permanent headcount reductions as well as the closure of a manufacturing facility.

“Our strong cash position and balance sheet will allow us to continue our previously announced $22 million expansion of our photovoltaic solar cell related ceramic crucible capacity in China, as well as maintaining our R&D activities in Germany and the U.S. We also are continuing our efforts to identify and implement appropriate acquisitions in both defense and non-defense markets.

“On March 31st, we received our first XSAPI production delivery order of approximately $77 million issued against the $2.37 billion 5-year ID/IQ (Indefinite Delivery/Indefinite Quantity) award announced earlier in October 2008. We began shipping this XSAPI delivery order this month and expect to complete shipments this year.

“In February, we had provided 2009 guidance of a sales range of $465 million to $500 million with earnings of $1.60 to $2.00 per fully diluted share. Although the XSAPI order was issued later than originally anticipated with as yet no additional side plate (‘X’ threat) releases, and despite the downturn in our European industrial advanced technical ceramic markets, at this time we continue to reiterate our February guidance with a higher probability of being at the low end of the range for all of 2009.

“Our management is focused on the challenges of the global economic downturn. Our plan is to continue to ‘tighten our belt’ without compromising our strategic goals and emerge from this recession as a more efficient company. Our strong balance sheet and positive cash flow of $10.5 million in the first quarter of 2009 will provide the financial wherewithal to carry out our plans.”

Ceradyne will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT) to review the financial results for the quarter ended March 31, 2009. To participate in the teleconference, please call toll free 877-717-3046 (or 706-634-6364 for international callers). Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephonic playback will be available beginning at 11:00 a.m. PDT today through 9:00 p.m. PDT on April 30, 2009. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 96359101.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications. Additional information can be found at the Company’s web site:  www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and its Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

-more-

Below is a summary of unaudited comparative results.

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
NET SALES	$99,772	$188,537
COST OF GOODS SOLD	76,862	117,008
Gross profit	22,910	71,529
OPERATING EXPENSES
Selling	7,044	7,855
General and administrative	9,753	11,815
Research and development	3,472	3,007
	20,269	22,677
Income from operations	2,641	48,852
OTHER INCOME (EXPENSE):
Royalty income	-	31
Interest income	728	2,709
Interest expense	(2,085)	(2,014)
Miscellaneous	(107)	1,132
	(1,464)	1,858
Income before provision for income taxes	1,177	50,710
PROVISION FOR INCOME TAXES	469	18,359
NET INCOME	$708	$32,351
BASIC INCOME PER SHARE	$0.03	$1.19
DILUTED INCOME PER SHARE	$0.03	$1.18
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	25,822	27,150
DILUTED	26,033	27,407

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
	March 31, 2009	December 31, 2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$201,190	$215,282
Restricted cash	2,702	2,702
Short-term investments	29,383	6,140
Accounts receivable, net of allowances for doubtful accounts of approximately
$664 and $686 at March 31, 2009 and December 31, 2008, respectively	59,568	64,631
Other receivables	4,482	5,316
Inventories, net	99,588	101,017
Production tooling, net	13,342	14,563
Prepaid expenses and other	23,119	24,170
Deferred tax asset	13,249	11,967
TOTAL CURRENT ASSETS	446,623	445,788
PROPERTY, PLANT AND EQUIPMENT, net	246,252	251,928
LONG TERM INVESTMENTS	23,039	24,434
INTANGIBLE ASSETS, net	82,489	84,384
GOODWILL	44,915	45,324
OTHER ASSETS	2,388	2,669
TOTAL ASSETS	$845,706	$854,527

CURRENT LIABILITIES
Accounts payable	$21,260	$22,954
Accrued expenses	22,014	21,999
Income taxes payable	1,910	-
TOTAL CURRENT LIABILITIES	45,184	44,953
LONG-TERM DEBT	103,631	102,631
EMPLOYEE BENEFITS	18,680	19,088
OTHER LONG TERM LIABILITIES	41,888	41,816
DEFERRED TAX LIABILITY	6,079	7,045
TOTAL LIABILITIES	215,462	215,533
COMMITMENTS AND CONTINGENCIES (Note 14)
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 25,792,697 and 25,830,374 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	259	259
Additional paid in capital	163,210	163,291
Retained earnings	462,449	461,741
Accumulated other comprehensive income	4,326	13,703
TOTAL SHAREHOLDERS’ EQUITY	630,244	638,994
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$845,706	$854,527

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Three Months Ended March 31,
	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$708	$32,351
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	9,465	8,803
Non-cash interest expense on convertible debt	1,001	945
Deferred income taxes	(1,545)	(269)
Stock compensation	865	630
Loss on marketable securities	104	147
(Gain) loss on equipment disposal	(12)	1
Change in operating assets and liabilities:
Accounts receivable, net	4,613	(2,679)
Other receivables	680	(1,207)
Inventories	(356)	(2,412)
Production tooling	1,173	1,708
Prepaid expenses and other assets	1,040	253
Accounts payable and accrued expenses	(1,222)	4,597
Income taxes payable	1,717	16,087
Other long term liabilities	72	123
Employee benefits	275	337
NET CASH PROVIDED BY OPERATING ACTIVITES	18,578	59,415
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(7,711)	(18,554)
Changes in restricted cash	-	(18)
Purchases of marketable securities	(24,583)	-
Proceeds from sales and maturities of marketable securities	1,340	18,094
Proceeds from sale of equipment	14	-
NET CASH USED IN INVESTING ACTIVITIES	(30,940)	(478)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options and vesting of restricted stock units	5	195
Excess tax benefit due to exercise of stock options	-	171
Shares repurchased	(832)	(30,313)
Other	-	(126)
NET CASH USED IN FINANCING ACTIVITIES	(827)	(30,073)
EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS	(903)	1,799
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,092)	30,663
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	215,282	155,103
CASH AND CASH EQUIVALENTS, END OF PERIOD	$201,190	$185,766